FIRST AMENDMENT
TO
OPERATING AGREEMENT
OF
TAUBMAN LAND ASSOCIATES LLC

THIS FIRST AMENDMENT TO OPERATING AGREEMENT (this “Amendment”) is entered into as of the 1st day of November, 2012, by TRG SUNVALLEY LLC, a Delaware limited partnership and TAUB-SV, LLC, a Delaware limited liability company (the successor by merger of TILV-SV, LLC) (individually, a “Member” and together, “Members”), and Julia A. McCullough and Beth L. Peoples, as Independent Managers (the “Independent Managers”), based upon the following:

A.Members, the owners of one hundred percent (100%) of the limited liability company interests in Taubman Land Associates LLC (the “Company”), are parties to that certain Operating Agreement dated as of October 20, 2006 (the “Original Operating Agreement;” the Original Operating Agreement as amended by this Amendment is referred to as the “Operating Agreement”).

B.Concurrently with the execution of this Amendment, the Company is refinancing the mortgage loan encumbering the Company's interest in certain real property located in the Contra Costa County, California and more particularly described on Exhibit A to the Operating Agreement (the “Property”).

C.In connection with the refinancing, it is necessary to amend the Original Operating Agreement as hereinafter provided.

NOW, THEREFORE, intending to be legally bound, Members and the Independent Managers hereby agree as follows:

1.Unless defined herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in the Original Operating Agreement or, if not defined in the Original Operating Agreement, in the Loan Documents.

2.Section 1.3 of the Original Operating Agreement is hereby deleted in its entirety and replaced with the following:

Section 1.3.    Purposes.

The Company has been organized pursuant to the Limited Liability Company Law and in accordance with this Agreement, for the following purposes: (A) owning, holding, selling, leasing, transferring, exchanging, managing, operating, expanding, renovating, improving and financing that certain real property consisting of approximately 68 acres located in Concord, California, which has been ground leased in part to SunValley Shopping Center LLC, as successor in interest, by various assignments, of Del E. Webb Corporation, an Arizona corporation, and ground leased in part to Sears, Roebuck & Co., and which has been developed as a regional retail shopping center known as “SunValley Shopping Center” (as more particularly described on Exhibit A attached hereto, the “Property”) and any other property that the Company shall acquire, directly or indirectly, that is related to the Property, all business incidental thereto, (B) obtaining and performing its obligations under the Mortgage Loan (as defined below), (C) refinancing the Property in connection with a permitted repayment or defeasance of the Mortgage Loan, and (D) transacting lawful business for which the Company may be organized under the Limited Liability Company Law that is incidental, necessary or appropriate to accomplish the foregoing.

3.Article I of the Original Operating Agreement is hereby amended by inserting the following Section 1.12 after Section 1.11 therein:

1.12    Limitations on Company Activities.

(a)    Notwithstanding any other provisions contained in this Agreement or in any other document governing the formation, management, or operating of the Company, so long as the Mortgage Loan is Outstanding, the Members shall cause the Company to do, and the Company shall do, the following:

    (i)    will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due (unless the same is subject to good faith dispute by the Company, in appropriate proceedings therefor, and for which adequate reserves have been established in accordance with GAAP) to the extent, but only to the extent, there is current sufficient cash flow generated by and available from the Property; provided, however, that this provision shall not be deemed to require any direct or indirect equity owner of the Company to make any loans or capital contributions to the Company to comply with this provision;

(ii)    will do all things necessary to observe organizational formalities and preserve its existence, and will not, nor will it permit any member of the Company to, amend, modify or otherwise change the Company's operating agreement or other organizational documents in any material respect which adversely affects the Company's existence as a single purpose entity or its other obligations with respect to the Mortgage Loan without the prior written consent of Lender;

(iii)    will maintain all of its books, records, financial statements and bank accounts separate from those of any other Person and, except as required or permitted under GAAP, its assets have not been and will not be listed as assets on the financial statement of any other Person;

(iv)    will file its own tax returns and will not file a consolidated federal income tax return with any other Person (except that the Company may file or may be part of a consolidated federal tax return to the extent (i) required or permitted by applicable law, or (ii) it is treated as a “disregarded” entity for tax purposes and is not required to file tax returns under applicable law); provided, however, that there shall be an appropriate notation indicating the separate existence of the Company;

(v)    will be and shall hold itself out to the public as, a legal entity separate and distinct from any other Person (including any Affiliate of the Company), shall use good faith efforts to correct any known misunderstanding regarding its status as a separate entity, has and shall conduct business in its own name (provided, that the Company shall not be precluded from identifying the Property in connection with a “Taubman” mall);

(vi)    will hold all of its assets in its own name and will maintain and account for its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other person or entity;

(vii)    will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including, without limitation, paying for office space and services performed by any employee of an Affiliate;

(viii)    will employ or engage a service provider to provide a sufficient number of employees in light of its contemplated business operations and pay the salaries of its own employees from its own funds to the extent there is sufficient cash flow generated by and available from the Property; provided, however, that (A) the Company shall not be obligated to have any employees and (B) this provision shall not be deemed to require any direct or indirect equity owner of the Company to make any loans or capital contributions to comply with this provision;

(ix)    to the fullest extent permitted by law, will conduct its business so that the assumptions made with respect to it in the Insolvency Opinion shall be true and correct in all material respects.

(b)    Notwithstanding any other provisions contained in this Agreement, so long as the Mortgage Loan is Outstanding, the Members shall cause the Company not to do, and the Company shall not do, any of the following:

(i)    own any asset or property other than (A) the Property, and (B) incidental personal property necessary for and used or to be used in connection with the ownership, management or operation of the Property;

(ii)    engage in any business or activities other than (A) owning, holding, selling, leasing, transferring, exchanging, managing, operating, expanding, renovating, improving and financing the Property and the other assets described in clauses (A) and (B) of subsection 1.12(b)(i), and all business incidental thereto, (B) obtaining and performing its obligations under the Mortgage Loan, (C) refinancing the Property in connection with a permitted repayment or defeasance of the Mortgage Loan and (D) transacting lawful business for which the Company may be organized under the Limited Liability Company Law that is incidental, necessary or appropriate to accomplish the foregoing.

(iii)    enter into any contract or agreement with any Affiliate of the Company other than the Management Agreement, the Shopping Center Ground Lease and contracts or agreements that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arms-length basis with third parties not so affiliated with the Company;

(iv)    create, incur or assume any Indebtedness other than (A) the Mortgage Loan, (B) additional Indebtedness expressly permitted under the Loan Agreement;

(v)    make any advance payments other than in the ordinary course of its business or loans to any Person and shall not acquire obligations or securities of any Affiliate of the Company;

(vi)    unless required to do so by law, engage in, seek or consent to the dissolution, winding up, liquidation, consolidation, merger or sale of all or substantially all of its assets, except as permitted by the Loan Documents or in connection with a defeasance of the Loan as permitted under the Loan Documents;

(vii)    commingle its funds or assets with those of any other Person;

(viii)    guarantee or become obligated for the debts of any other Person and will not hold itself out as being responsible for the debts or obligations of any other Person except as permitted pursuant to the Loan Documents;

(ix)    pledge its assets to secure the obligations of any other Person other than with respect to (A) the Mortgage Loan, (B) equipment leases entered into in the ordinary course in connection with the Property, only as to the underlying equipment itself, and (C) other secured indebtedness expressly permitted under the Loan Documents.

4.Article II is hereby amended by inserting the following definitions in the appropriate alphabetical order

“Approved ID Provider” means each of CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company and Lord Securities Corporation; provided, that, (A) if Independent Managers are appointed after the date hereof, the foregoing shall only be deemed Approved ID Providers to the extent still acceptable to the Rating Agencies as of the time of such appointment and (B) additional national providers of Independent Managers may be deemed added to the foregoing hereunder to the extent approved in writing by Lender, and which are acceptable to the Rating Agencies as of the time of appointment.

“Independent Manager” means a natural person who (i) has not been at the time of such individual's initial appointment, and shall not have been at any time during the preceding five (5) years, and shall not be at any time while serving as Independent Manager, either (A) a shareholder (or other equity owner) of, or an officer, director, partner, member, manager, attorney, counsel or employee of, the Company or any of its shareholders, partners, members, subsidiaries or Affiliates (with the exception of serving as an independent manager, independent director or independent trustee, as the case may be, of the Company or any affiliate of the Company), (B) a creditor of, customer of, or supplier to, or other Person who derives any of its purchases or revenues from its activities with the Company or its respective shareholders, partners, members, subsidiaries or affiliates (except for (1) fees received for acting as an independent manager, independent director or independent trustee, as the case may be, of the Company or any affiliate of the Company, and (2) any fees paid by the Company or any affiliate of the Company to the Approved ID Provider for such Independent Manager), (C) a member of the immediate family of any such shareholder, officer, director, partner, member, manager, attorney, counsel, employee, creditor, supplier, customer or other person or (D) a Person who controls or is under common control with any Person described in clauses (A)-(C) (provided that, acting as an independent manager, independent director or independent trustee of the Company or any affiliate of the Company shall not constitute control of the Company or any such affiliate of the Company), and (ii) is employed by, in good standing with and engaged by the Company in connection with, in each case, an Approved ID Provider. A person that otherwise satisfies the foregoing shall not be disqualified from serving as an Independent Manager or an independent director, as the case may be, solely because such individual is at the time of initial appointment, or at any time while serving as an Independent Manager or an independent director, as the case may be, an Independent Manager, an independent manager or springing member of a “Special Purpose Entity” affiliated with the Company or an affiliate of the Company provided that such Person is provided by an Approved ID Provider.

“Loan Agreement” means that certain Loan Agreement dated on or about November 1, 2012 between the Company and the Lender regarding the Mortgage Loan.

“Loan Documents” has the meaning assigned to such term in the Loan Agreement.

“Material Action” is defined in Section 5.11(b) hereof.

“Mortgage Loan” means that certain mortgage loan in the original principal amount of Twenty Four Million Dollars ($24,000,000) made by Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company (“Lender”) to the Company.

“Mortgage Loan is Outstanding” means that (A) the Mortgage Loan or any part thereof is outstanding to the Lender or its affiliate(s), successor(s) or assign(s) as holders of the Mortgage Loan, and (B) the Mortgage Loan is secured by a mortgage lien on the Property.

"Special Member" means, upon such person's admission to the Company as a member of the Company pursuant to Section 6.9, a person acting as Independent Manager, in such person's capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement.
5.    The definition of "Bankruptcy" in Article II of the Original Operating Agreement is hereby amended by deleting the word "dissolution," from subsection (vii)(a) thereof and by adding the following sentence at the end thereof: "The foregoing definition of Bankruptcy is intended to replace and shall supersede and replace the definition of "Bankruptcy" set forth in Sections 18-101(1) and 18-304 of the Limited Liability Company Law.”
6.    Article IV of the Original Operating Agreement is hereby amended by inserting the following Section 4.10 at the end thereof:
4.10    Limitations on Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to any Member on account of its interest in the Company if such distribution would violate the Limited Liability Company Law or any other applicable law.
7.    Section 5.1(a) of the Original Operating Agreement is hereby amended by inserting the words “and Material Actions” after the words “Major Decisions” in the first line thereof and in the third sentence thereof.

8.    Section 5.1(c) of the Original Operating Agreement is hereby amended by inserting the phrase “but subject to Section 5.11(b) hereof” after the phrase “Notwithstanding Sections 5.1(a) and 5.1(b) hereof” in the first line thereof.

9.    Section 5.5 of the Original Operating Agreement is hereby amended by inserting the following sentence at the end thereof: “Notwithstanding anything in this Section 5.5. to the contrary, so long as the

Mortgage Loan is Outstanding, termination of the Management Agreement and replacement of the manager is subject to the terms of the Loan Agreement.”

10.    Section 5.6 of the Original Operating Agreement is hereby amended in its entirety to read as follows:

5.6    Indemnification; Limits on Liability. Without duplication of amounts reimbursed to a Member pursuant to Section 5.3 hereof, the Company shall and does hereby, to the fullest extent permitted by law, indemnify and hold harmless each Member (including the Managing Member), Independent Manager and Special Member, their respective successors and assigns, from and against any and all losses, liabilities, obligations, claims, causes of action, demands, costs and expenses including reasonable attorneys' fees), incurred by such party with respect to any act or omission performed by such party within the scope of the authority conferred upon it by this Agreement, except for acts or omissions that constitute fraud, willful misconduct, gross negligence or a material breach of this Agreement. Except for acts that constitute fraud, willful misconduct, gross negligence, or a material breach of this Agreement, no Member, Independent Manager or Special Member shall be liable to the Company or to another Member (and the interest of each Member in the Company, and in its property and assets, shall be free of any claims by the Company or a Member) by reason of any act performed for or on behalf of the Company, or in furtherance of the Company business, or by reason of any omission. Any indemnity under this Section 5.6 shall be provided out of and the extent of Company assets only, and no Member shall have any personal liability on account thereof. The indemnity and the limit on liability provided in this Section 5.6 shall survive the dissolution and termination of the Company and the termination of this Agreement. Notwithstanding anything to the contrary herein or in any other document governing the formation, management or operation of the Company, so long as the Mortgage Loan is Outstanding, any indemnification by the Company of the Members, including a Special Member, an affiliate of a Member, or an Independent Manager, shall be fully subordinate to any obligations respecting the Mortgage Loan and to the fullest extent permitted by law, shall not constitute a claim against the Company in the event that the cash flow of the Company after payment of all obligations then due under the Mortgage Loan is insufficient to pay such indemnity obligations.

11.    Article V of the Original Operating Agreement is hereby amended by inserting the following Section 5.11 at the end thereof:

5.11.    Independent Managers.

(a)    So long as the Mortgage Loan is Outstanding, the Members shall cause the Company to have at least two Independent Managers who will be appointed by the Members. The Members hereby appoint Julia A. McCullough and Beth L. Peoples as the Independent Managers. To the fullest extent permitted by law, including Section 18-1101(c) of the Limited Liability Company Law, and notwithstanding any duty otherwise existing at law or in equity, the Independent Managers shall consider only the interests of the Company, including its creditors, and the Members in acting or otherwise voting on the matters referred to in Section 5.11(b). Except for duties to the Company as set forth in the immediately preceding sentence (which such duties to the Members, the Company and the Company's creditors apply solely to the extent of their respective economic interests in the Company but excluding (i) all other interests (including, without limitation, all other interests of the Members), (ii) the interests of other affiliates of the Company or the Members, and (iii) the interests of any group of affiliates of which the Company or the Members is a part), the Independent Managers shall not have any fiduciary duties to the Members or any other Person bound by this Agreement; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. To the fullest extent permitted by law, including Section 18-1101(e) of the Limited Liability Company Law, an Independent Manager shall not be liable to the Company, the Members or any other Person bound by this Agreement for breach of contract or breach of duties (including fiduciary duties), unless the Independent Manager acted in bad faith or engaged in willful misconduct. No resignation or removal of an Independent Manager, and no appointment of a successor Independent Manager, shall be effective until such successor shall have accepted his or her appointment as an Independent Manager by executing a counterpart to this Agreement. In the event of a vacancy in the position of Independent Manager, the Members shall, as soon as practicable, appoint a successor Independent Manager. Notwithstanding anything to the contrary contained in this Agreement, no Independent Manager shall be removed or replaced unless the Company provides the Lender with the identity of the proposed replacement Independent Manager, together with a certification that such replacement satisfies the requirements for an Independent Manager set forth in this Agreement. All right, power and authority of the Independent Managers shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. No Independent Manager shall at any time serve as trustee in bankruptcy for any Affiliate of the Company. An Independent Manager is hereby designated as a "manager" within the meaning of Section 18-101(10) of the Limited Liability Company Law.

(b)    Notwithstanding any other provision of this Agreement or in any other document governing the formation, management or operation of the Company, so long as the Mortgage Loan is Outstanding, neither the Members nor any other Person shall be authorized or empowered, nor shall they permit the Company, without the prior unanimous written consent of the Members and all Independent Managers, to take any of the following actions (“Material Actions”), provided, however, that, so long as the Mortgage Loan is Outstanding, the Members may not authorize the taking of any Material Action, unless there are at least two Independent Managers then serving in such capacity:

(i) file any insolvency, or reorganization case or proceeding, to institute proceedings to have the Company be adjudicated bankrupt or insolvent;

(ii) institute proceedings under any applicable insolvency law respecting the Company;

(iii) seek any relief for the Company under any law relating to relief from debts or the protection of debtors;

(iv) consent to the filing or institution of bankruptcy or insolvency proceedings against the Company:

(v) file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy or insolvency;

(vi) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official of or for the Company or a substantial part of its property;

(vii) make any assignment for the benefit of creditors of the Company;

(viii) to sell all, or substantially all, of the assets of the Company (except as otherwise expressly permitted in the Loan Documents); or

(ix) to the fullest extent permitted by law, consent to the dissolution, winding up, liquidation, consolidation or merger, in whole or in part, of the Company.

In the event of a conflict between Section 5.1(c) and Section 5.11(b) of this Agreement, the provisions of Section 5.11(b) shall control.

12.    Section 6.1(a) of the Original Operating Agreement is hereby amended by inserting the following clause at the end thereof: “including without limitation the Loan Agreement (so long as the Mortgage Loan is Outstanding)”.

13.    The second paragraph of Section 6.6(a) of the Original Operating Agreement is hereby amended by inserting the clause “,subject to the provisions of Section 5.11(b) hereof, “ after the words “the Triggering Members may” and before the words “sell the Property” in the first sentence thereof.

14.    Section 6.8 of the Original Operating Agreement is hereby amended by adding the clause “and, so long as the Mortgage Loan is Outstanding, subject to the provisions of the Loan Agreement” at the end of the introductory provision thereof.

15.    Article VI of the Original Operating Agreement is hereby amended by inserting the following Section 6.9 after Section 6.8 thereof:

6.9.    Special Member.
Upon the occurrence of any event that causes the Members to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (a) an assignment by each Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Article VI, or (b) the resignation of each Member and the admission of an additional member of the Company as set forth herein), each person acting as an Independent Manager pursuant to Section 5.11 shall, without any action of any person and simultaneously with the Members ceasing to be members of the Company, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution. No Special Member may resign from the Company or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement, and (ii) such successor has also accepted its appointment as Independent Manager pursuant to Section 5.11; provided, however, the Special Members shall automatically cease to be members of the Company upon the admission to the Company of a substitute Member. Each Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to Section 18-301 of the Limited Liability Company Law, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. A Special Member, in its capacity as Special Member, may not bind the Company. Except as required by any mandatory provision of the Limited Liability Company Law, each Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company; provided, however, the forgoing prohibition shall not limit the obligations of the Special Member, in its capacity as Independent Manager, to vote on such matters required under this Agreement. In order to implement the admission to the Company of each Special Member, each person acting as an Independent Manager pursuant to Section 5.11 shall execute a counterpart to this Agreement. Prior to its admission to the Company as Special Member, each Person acting as an Independent Manager pursuant to Section 5.11 shall not be a member of the Company.
16.    Section 7.1(a) of the Original Operating Agreement is hereby amended by deleting the word "Bankruptcy" after "(B)" in the first sentence thereof and replacing it with the words "[Intentionally Omitted]".
17.    Section 7.1(b) of the Original Operating Agreement is hereby amended by inserting the phrase "to the fullest extent permitted by law," immediately following the phrase "in respect of a Member,”.
18.    Article VII of the Original Operating Agreement is hereby amended by inserting the following Section 7.7 at the end thereof:
7.7    Dissolution. The Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Limited Liability Company Law or (ii) the entry of a decree of judicial dissolution under Section 18‑802 of the Limited Liability Company Law. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company or that causes the last remaining Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon an assignment by such Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to the terms of this Agreement), to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of such member in the Company.
19.     Section 8.1(a) of the Original Operating Agreement is hereby amended in its entirety to read as follows:
(a)    Upon the dissolution of the Company, the Managing Member (unless the Managing Member shall have suffered a Disabling Event in which event the Non-Managing Member) (herein referred to as the “Liquidator”) shall proceed to wind up the affairs of the Company, liquidate the property and assets of the Company, and terminate the Company, and the proceeds of such liquidation shall be applied and distributed in the following order of priority:
(1)    to the expenses of liquidation and to the payment of the debts and liabilities of the Company owing to Persons other than Members and their Affiliates; and to the establishment of any reserves, that the Liquidator deems necessary or appropriate to provide for any contingent or conditional or unmatured liabilities or obligations of the Company (other than those owing to Members) or of the Members arising out of or in connection with the Company (which reserves may be held by a liquidating trust established for the benefit of the Members for the purpose of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities of the Company); provided, however, that after the expiration of a one year period, any excess reserves remaining shall be distributed in the manner hereinafter provided in this Section 8.1(a); and then
(2)    to the satisfaction of any obligations of the Company to Members and/or their Affiliates not otherwise provided for in this Section 8.1(a); and then
(3)    to TRG LLC in an amount equal to any accrued but unpaid Return on the TRG Excess Contributions; and then
(4)    to TRG LLC in an amount equal to the TRG Excess Contributions to the extent that the TRG Excess Contributions have not been previously distributed to TRG LLC; and then
(5)    to Members in proportion to and to the extent of their positive Capital Account balances. For this purpose, the determination of the Members' Capital Account balances shall be made after adjustment to reflect the allocation of all Profits, Losses, and items in the nature of income, gain, expense, or loss under Section 4.1, Section 4.2, and Section 4.3 hereof and distributions pursuant to Section 4.5 hereof and clauses (5) and (6) of this Section 8.1(a) through the Fiscal Year of Liquidation of the Company. Subject to the provisions of clause (3) of this Section 8.1(a), all distributions pursuant to this Section 8.1
20.    Section 8.2 is hereby deleted in its entirety, and the following Sections 8.2, 8.3 and 8.4 are hereby inserted in lieu thereof:
8.2    Bankruptcy of a Member. Notwithstanding any other provision of this Agreement, the Bankruptcy of a Member or a Special Member shall not cause such Member or Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution. Each Member and Special Member waives any right it may have to agree in writing to dissolve the Company upon the Bankruptcy of such Member or Special Member, or the occurrence of any event that caused such Member or Special Member to cease to be a member of the Company.
8.3    Existence of the Company. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Limited Liability Company Law.
8.4    Cancellation of the Company. The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company shall have been distributed to the Members in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Limited Liability Company Law.
21.    Section 9.3 is hereby deleted in its entirety and the following language is hereby inserted in lieu thereof:
9.3    Applicable Law; Binding Agreement. This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws. The Members hereby confirm that the Members intended that the Company and this Agreement be governed by the laws of the State of Delaware at all times since its formation. Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement, including, without limitation, Section 5.11, constitutes a legal, valid and binding agreement of the Members, and is enforceable against the Members in accordance with its terms.
22.    Notwithstanding any other provision of the Operating Agreement, this Amendment constitutes a legal, valid, and binding agreement of the parties and is enforceable against such parties, in accordance with its terms. Except as hereby amended, the Original Operating Agreement shall remain in full force and effect. This Amendment shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws. Each provision of this Amendment shall be considered severable, and if for any reason any provision or provisions herein are determined to be invalid, unenforceable, or illegal under any existing or future law, such invalidity, unenforceability, or illegality shall not impair the operation of or affect those portions of this Amendment which are valid, enforceable, and legal. For purposes of this Amendment, a signature delivered by facsimile or other electronic format shall be deemed the same as the delivery of an original signature. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and together which shall constitute one and the same agreement.

[Signatures to follow on next page]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first written above.

Members:

TRG SUNVALLEY LLC, a
Delaware limited liability company

By: The Taubman Realty Group Limited
Partnership

By:	/s/ Robert S. Taubman

Its:	Authorized Signatory

TAUB-SV, LLC, a
Delaware limited liability company

By: The Robert S. Taubman Revocable
Trust dated August 9, 1982,
as amended, a manager

By:	/s/ Robert S. Taubman
Robert S. Taubman, Trustee

Independent Managers/Special Members:

/s/ Julia A. McCullough
Name:	Julia A. McCullough

/s/ Beth L. Peoples
Name:	Beth L. Peoples